CONTACT:	CONTACT:
Bryan R. McKeag	J. Mike McGowan
Executive Vice President	President and
Chief Financial Officer	Chief Executive Officer
(563) 589-1994	(559) 256-6407
bmckeag@htlf.com	jmmcgowan@premiervalleybank.com

FOR IMMEDIATE RELEASE

Heartland Financial USA, Inc. and Premier Valley Bank
Announce Signing of Definitive Merger Agreement

Dubuque, Iowa, and Fresno, Calif., May 29, 2015 - Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has entered into a definitive merger agreement with Premier Valley Bank (PVLY.OB) based in Fresno, California. Premier Valley Bank is a commercial bank serving markets in the Central Valley and Central Coast of California from five banking locations. As of March 31, 2015, Premier Valley had assets of approximately $647 million, loans of $394 million and deposits of $561 million.

Under the terms of the merger agreement, Premier Valley will become a wholly-owned subsidiary of Heartland, and continue operating under its present name and management team as Heartland’s tenth state-chartered bank. After the merger, Heartland will serve 11 states (six Midwestern and five Western) from 95 banking locations with assets approximating $7 billion.

The merger agreement provides that Premier Valley shareholders will receive approximately $95 million or $7.73 per share of Premier Valley common stock in the merger, and may elect to receive this payment in shares of Heartland common stock or in cash, subject to proration so that 70% of the total payment is in Heartland common stock and 30% in cash. Shares of Heartland common stock will be valued for such purposes based upon the weighted average closing price of the common stock on NASDAQ for the 20 trading days, ending five days prior to completion of the merger, but will not be valued at more than $39.41 per share or less than of $29.13 per share. Heartland expects the transaction to be accretive to its earnings per share within the first full year of combined operations.

The transaction is expected to close during the fourth quarter of 2015, with the systems conversion to be completed during the first quarter of 2016. The transaction is subject to the satisfaction of customary closing conditions, including approvals by Premier Valley shareholders and bank regulatory authorities. The directors and executive officers of Premier Valley have entered into agreements with Heartland and Premier Valley pursuant to which each has agreed to vote his or her shares of Premier Valley common stock in favor of the transaction.

“We are excited to expand the Heartland independent community banking business model into California,” said Lynn B. Fuller, Chairman and CEO of Heartland. “Like all Heartland banks, Premier Valley has a strong commitment to community banking. Our proven strategy of providing the ‘Big Bank Punch with the Community Bank Touch’ will preserve the rich tradition of superior service at Premier Valley, while providing expanded product offerings and innovative delivery channels.

“We are acquiring a talented team of experienced commercial banking professionals and staff with an excellent knowledge of the community and the clients they serve,” added Fuller.

J. Mike McGowan, CEO of Premier Valley, will continue in his present capacity. “We are delighted to reach this agreement with Heartland and look forward to joining such a high-quality organization,” said McGowan. “This is an excellent opportunity for our customers, who will enjoy a broader selection of banking products and greater lending capabilities while continuing to deal directly with our current management and staff. It is a wonderful opportunity for our personnel who will continue to work in a professional, proven financial services organization with quality benefits and professional growth opportunities to advance their banking careers.

“Among the many alternatives for merger partners, we found Heartland to be the most attractive,” added McGowan. “The company has an excellent reputation, is financially sound, operates under a proven business model and is well-known as a forward-thinking business with a track record of successful acquisitions.”

Sandler O’Neill + Partners, L.P. served as financial advisor to Premier Valley, and Sheppard Mullin Richter & Hampton LLP served as Premier Valley’s legal advisor. Panoramic Capital Advisors Inc. served as financial advisor to Heartland, and Dorsey & Whitney LLP served as Heartland’s legal advisor.

Heartland intends to file a registration statement on Form S-4 to register the shares of its common stock that will be issued to Premier Valley shareholders in the merger. The registration statement will include a proxy statement/prospectus that will be used to solicit proxies for the special meeting of shareholders at which the merger will be considered. The proxy statement/prospectus will contain important information about Premier Valley, Heartland and the merger. We urge all Premier Valley shareholders to read the proxy statement/prospectus carefully when it becomes available. Once filed, the registration statement, the proxy statement/prospectus and related documentation will be available at no charge at the SEC’s website (www.sec.gov), Heartland’s website (www.htlf.com), or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland, or J. Mike McGowan, President and Chief Executive Officer of Premier Valley, at the telephone numbers listed at the beginning of this release.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has banking locations in 63 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon and Washington. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Premier Valley Bank
Premier Valley Bank is a growing full service bank known as “THE” Business and Professional Bank in Central California and “THE” Community Bank serving the Sierra. The Bank’s mission is to deliver an exceptional customer experience through a proven relationship driven banking model.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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